Exhibit 3.109

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

New World Communications of Kansas City, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That by written consent in lieu of a formal meeting of the Board of Directors of the Corporation, in accordance with Section 141(f) of the DGCL and the Amended and Restated By-laws of the Corporation (the “Bylaws”), resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Tribune Broadcasting Kansas City, Inc.

RESOLVED, FURTHER, that the Certificate of Incorporation be amended by changing the Article II thereof so that, as amended, said Article shall be and read as follows:

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

SECOND: That thereafter, by written consent in lieu of a formal meeting of stockholders, in accordance with Section 228 of the DGCL and the Bylaws, the necessary number of shares as required by statute consented to the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, New World Communications of Kansas City, Inc. has caused this certificate to be signed this 7th day of February, 2014.

By:	/s/ Jack Rodden
Name:	Jack Rodden
Title:	Assistant Treasurer

[Signature Page to Certificate of Amendment of Certificate of Incorporation of New World Communications of Kansas City, Inc.]